EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-262167) on Form S-1 of Infinite Group, of our report dated March 15, 2022, except for Note 14 as to which the date is April 1, 2022, relating to the financial statements, of Infinite Group, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts”.

Rochester, New York

May 5, 2022